Exhibit 99.1
For More Information, Contact:

John Neale QAD Senior Vice President and Treasurer 805.566.5139 investor@qad.com	Laurie Berman/Rob Whetstone PondelWilkinson Inc. 310.279.5980 investor@pondel.com
QAD Announces Record Date and Meeting Date for Special Meeting of Stockholders in
Connection with Recapitalization Plan
SANTA BARBARA, Calif., November 9, 2010 — QAD Inc. (NASDAQ: QADI), a global provider of enterprise software and services, today announced that it has established a record date and a meeting date for a special meeting of its stockholders to consider and vote upon adoption of the previously announced recapitalization plan.
QAD stockholders of record at the close of business on Monday, November 15, 2010, will be entitled to receive notice of the special meeting and to vote at the special meeting. The special meeting will be held at 8.00 am PST on Tuesday, December 14, 2010, at QAD’s corporate headquarters, 100 Innovation Place, Santa Barbara, California 93108.
Important information for QAD stockholders
QAD filed a preliminary proxy statement relating to the proposed recapitalization plan with the SEC on September 22, 2010 and a revised preliminary proxy statement on October 12, 2010. QAD intends to file a definitive proxy statement and other relevant materials with the SEC at a later date. The definitive proxy statement will be provided to the QAD stockholders of record on the record date. Before making any voting or investment decision with respect to the proposed recapitalization plan, investors and stockholders of QAD are urged to read the proxy statement and other relevant materials because they will contain important information about the recapitalization plan. The proxy statement, and any other documents filed by QAD with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. or by contacting QAD by email at investor@qad.com, by phone at 805.566.5139, or by mail at QAD Inc., 100 Innovation Place, Santa Barbara, California 93108. In addition, the definitive proxy statement will be available in the Investor Relations section of the QAD website at www.qad.com.
Participants in the solicitation
QAD and its directors and executive officers may be deemed to be participants in the solicitation of proxies from QAD stockholders in connection with the proposed recapitalization plan. Information about QAD’s directors and executive officers is set forth in QAD’s proxy statement on Schedule 14A filed with the SEC on May 14, 2010 and QAD’s Annual Report on Form 10-K filed with the SEC on April 15, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed recapitalization plan will be included in the definitive proxy statement that QAD intends to file with the SEC.
About QAD Inc.
QAD is a leading provider of enterprise applications for global manufacturing companies. QAD applications provide critical functionality for managing manufacturing resources and operations within and beyond the enterprise, enabling global manufacturers to collaborate with their customers, suppliers and partners to make and deliver the right product, at the right cost and at the right time. Manufacturers of automotive, consumer products, electronics, food and beverage, industrial and life science products use QAD applications in more than 90 countries and in as many as 27 languages. For more information about QAD, telephone +1 805-566-6000, or visit the QAD website at www.qad.com.

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QAD Inc.
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“QAD” is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to, the effect of the recapitalization plan on the Company’s stock price; evolving demand for the Company’s software products and products that operate with the Company’s products; the Company’s ability to sustain license and service demand; the Company’s ability to leverage changes in technology; the Company’s ability to sustain customer renewal rates at current levels; the publication of opinions by industry and financial analysts about the Company, its products and technology; the reliability of estimates of transaction and integration costs and benefits; the entry of new competitors or new offerings by existing competitors and the associated announcement of new products and technological advances by them; delays in localizing the Company’s products for new or existing markets; the ability to recruit and retain key personnel; delays in sales as a result of lengthy sales cycles; changes in operating expenses, pricing, timing of new product releases, and the method of product distribution or product mix; timely and effective integration of newly acquired businesses; general economic conditions; exchange rate fluctuations, ability to achieve savings from cost cutting measures; and the global political environment. In addition, revenue and earnings in the enterprise resource planning (ERP) software industry are subject to fluctuations. Software license revenue, in particular, is subject to variability with a significant proportion of revenue earned in the last month of each quarter. Given the high margins associated with license revenue, modest fluctuations can have a substantial impact on net income. For a more detailed description of the risk factors associated with the Company and the industries in which it operates, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and the Company’s other filings with the SEC.